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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
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[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-12

                    meVC DRAPER FISHER JURVETSON FUND I, INC.
                               (d/b/a MVC CAPITAL)

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                (Name of Registrant as Specified In Its Charter)

          -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                  NEWS UPDATE
                                FEBRUARY 6, 2003

    Today, your Company filed a lawsuit against Millennium Partners, L.P., Millenco, L.P., and Karpus Management, Inc. in the United States District Court for the Southern District of New York. In our complaint, we allege that they have conspired to commit numerous violations of federal securities law, including:

        pyramiding of stock ownership in mutual funds

        material misrepresentations and omissions

        fraudulent proxy solicitations

        market manipulation

    We believe that they have done this deliberately to achieve their own self-interests at your expense.

    We regret the need to spend the Fund's money for these lawsuits, but your Board of Directors believes it is necessary to protect your investment over the long-term.

               ADDITIONAL INFORMATION FOR THE 2003 ANNUAL MEETING

    As you have read in our proxy materials, your Board of Directors is comprised of some of the most distinguished and successful leaders of American business today. They believe in and promote the highest standards of corporate governance.

    We want to give you, the stockholders of MVC Capital, a clear choice in determining the future of your Company. Even though we were required to run three directors for re-election at the upcoming annual meeting, we decided to go well beyond that and give you the ability to vote for the entire seven-person board.

    Many companies today have staggered boards, as do we, and in the interest of the highest standards of corporate governance many companies are considering changing to a non-staggered board. Your Board of Directors pledges to put this issue up for a vote by all stockholders at next year's Annual Meeting.


   IF YOU HAVE ANY QUESTIONS OR NEED HELP VOTING YOUR SHARES, PLEASE CALL:
                               [MACKENZIE LOGO]
                              105 Madison Avenue
                           New York, New York 10016
                     email: proxy@mackenziepartners.com
                         Call collect: (212) 929-5500
                         OR TOLL FREE: (800) 322-2885
                           Facsimile: (212) 929-0308

      MVC CAPITAL: THE RIGHT STRATEGY....THE RIGHT TIME....THE RIGHT TEAM